UNITED STATES SECURITIESANDEXCHANGECOMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 11, 2008

DRAYTON HARBOR RESOURCES (Exact name of registrant as specified in its charter)

Nevada	333-137520	98-0501477

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

502 East John Street, Carson City, Nevada, 89706

(Address of principal executive offices) (Zip Code)

702-973-1583 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2008, DRAYTON HARBOR RESOURCES, INC., a Nevada corporation (the “Company’), TYLER NELSON, an individual resident in Canada (“Nelson”), JASON FLICK, an individual resident in Canada (“Flick”), and YOU I LABS INC., a corporation incorporated under the laws of Canada (“You I Labs”) entered into a Letter of Intent (the “LOI”), which contemplates the Company entering a development services and license agreement with You I Labs and such parties also entering into a business combination agreement whereby the Company shall acquire the option to purchase all of the issued and outstanding shares of You I Labs.

You I Labs owns certain intellectual property assets, including existing Human Machine Interface and Graphic User Interface (“HMI/GUI”) software. Messers. Nelson and Flick have expertise and management experience in the development of software and software products related to HMI/GUI software.

The LOI provides that Messrs. Nelson and Flick will be appointed to the Company’s Board of Directors following (1) the passage of the required period of time subsequent to the Company filing a Schedule 14-F under the Securities and Exchange Act of 1934 regarding a change of control of the Company’s Board of Directors and (2) Messrs. Nelson and Flick being reasonably satisfied with the form of director indemnity agreements, insurance coverage and the scope of their respective potential liabilities.

The parties intend to enter into a business combination agreement on or before November 30, 2008, whereby Drayton shall have the exclusive right for a period of sixty (60) days to acquire all of the issued and outstanding shares of You I Labs in exchange for 500,000 shares of the Company’s common stock. The parties also intend to enter into a development services agreement (the “Development Services Agreement”) whereby You I Labs will provide software development services to the Company to further develop the assets of You I Labs. The Company will own any and all improvements to such assets.

Pursuant to the LOI, the Company is obligated to pay the sum of $50,000 to You I Labs within five (5) days of execution of the LOI as an advance payment towards an initial services fee payment of $500,000 under the Development Services Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the LOI, the Company will also commence, upon execution of the Development Services Agreement, a private placement of its common stock to raise $5,000,000 at a price of no less than $0.35 per share. The Company will conduct the offering on a best efforts basis.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Copy of Letter of Intent entered into by and among the Company, Tyler Nelson, Jason Flick and You I Labs Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

November 20, 2008

DRAYTON HARBOR RESOURCES INC.

By: __ /s/ Bhupinder Singh Malhi_ Name: Bhupinder Singh Malhi Title: President